                                                                    EXHIBIT 99.1

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                            ASSET PURCHASE AGREEMENT



                                  By and Among



                           CRC ASSET ACQUISITION LLC,

                           GP3 ASSET ACQUISITION LLC,

                                       and

                           GP4 ASSET ACQUISITION LLC,
                          together, as Purchaser Group,

                         CAPTEC NET LEASE REALTY, INC.,
                                   as Seller,

                        COMMERCIAL NET LEASE REALTY, INC,

                                       and

                                PATRICK L. BEACH



                                  Dated as of:

                                  July 1, 2001



================================================================================

                                TABLE OF CONTENTS



                                                                                                               Page

ASSET PURCHASE AGREEMENT..........................................................................................1


ARTICLE I DEFINITIONS.............................................................................................1

   Section 1.1    Definitions.....................................................................................1
                  -----------
   Section 1.2    Interpretation..................................................................................6
                  --------------

ARTICLE II PURCHASE OF ASSETS.....................................................................................6

   Section 2.1    Purchase and Sale of Assets.....................................................................6
                  ---------------------------
   Section 2.2    Non-Assumption of Liabilities...................................................................6
                  -----------------------------
   Section 2.3    Agreement to Assume.............................................................................7
                  -------------------
   Section 2.4    Purchase Consideration..........................................................................7
                  ----------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER..........................................................7

   Section 3.1    Ownership of Assets.............................................................................8
                  -------------------
   Section 3.2    Organization; Good Standing; Authorization; Validity of Agreement...............................8
                  -----------------------------------------------------------------
   Section 3.3    Consents and Approvals; No Violations...........................................................8
                  -------------------------------------
   Section 3.4    Broker's or Finder's Fees.......................................................................8
                  -------------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........................................................9

   Section 4.1    Equity Ownership................................................................................9
                  ----------------
   Section 4.2    Organization; Good Standing; Authorization; Validity of Agreement...............................9
                  -----------------------------------------------------------------
   Section 4.3    Consents and Approvals; No Violations...........................................................9
                  -------------------------------------
   Section 4.4    Purchase for Investment.........................................................................9
                  -----------------------
   Section 4.5    Knowledge......................................................................................10
                  ----------
   Section 4.6    No Implied Warranties..........................................................................10
                  ---------------------
   Section 4.7    Broker's or Finder's Fees......................................................................10
                  -------------------------

ARTICLE V REPRESENTATIONS AND WARRANTIES OF CNLR.................................................................10

   Section 5.1    Organization; Good Standing; Authorization; Validity of Agreement..............................10
                  -----------------------------------------------------------------
   Section 5.2    Consents and Approvals; No Violations..........................................................10
                  -------------------------------------

ARTICLE VI ADDITIONAL AGREEMENTS.................................................................................11

   Section 6.1    Conduct of Business of the Seller..............................................................11
                  ---------------------------------
   Section 6.2    Consents and Terminations......................................................................11
                  -------------------------
   Section 6.3    Notification of Certain Matters................................................................11
                  -------------------------------
   Section 6.4    Access to Information..........................................................................12
                  ---------------------
   Section 6.5    Indemnification by the Purchaser Group.........................................................12
                  --------------------------------------
   Section 6.6    Post-Merger Action.............................................................................12
                  ------------------

ARTICLE VII CLOSING CONDITIONS AND CLOSING DELIVERIES............................................................12

   Section 7.1    Conditions to the Purchaser Group's Obligations................................................12
                  -----------------------------------------------
   Section 7.2    Conditions to the Seller's Obligations.........................................................13
                  --------------------------------------
   Section 7.3    Deliveries by the Seller.......................................................................14
                  ------------------------

                            TABLE OF CONTENTS (con't)

                                                                                                                Page 2
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
   Section 7.4    Deliveries by the Purchaser Group..............................................................14
                  ---------------------------------

ARTICLE VIII TERMINATION.........................................................................................14

   Section 8.1    Termination....................................................................................14
                  -----------
   Section 8.2    Effect of Termination..........................................................................15
                  ---------------------

ARTICLE IX ADDITIONAL AGREEMENTS RELATED TO CFCPIII AND CFCPIV LIMITED PARTNER CONSENTS..........................15

   Section 9.1    Failure to Obtain Certain Consents.............................................................15
                  ----------------------------------
   Section 9.2    Post-Closing Costs and Expenses................................................................16
                  -------------------------------
   Section 9.3    Closing of Sale of CFCP III & IV Assets and Assumption of CFCP III & IV Liabilities............16
                  -----------------------------------------------------------------------------------
   Section 9.4    Termination of Agreement; Effect of Termination................................................16
                  -----------------------------------------------

ARTICLE X MISCELLANEOUS..........................................................................................17

   Section 10.1   Expiration of Representations; Survival of Covenants...........................................17
                  ----------------------------------------------------
   Section 10.2   Transfer Taxes.................................................................................17
                  --------------
   Section 10.3   Expenses.......................................................................................17
                  --------
   Section 10.4   GOVERNING LAW..................................................................................17
                  -------------
   Section 10.5   Captions.......................................................................................17
                  --------
   Section 10.6   Notices........................................................................................18
                  -------
   Section 10.7   Public Announcements...........................................................................19
                  --------------------
   Section 10.8   Assignment.....................................................................................19
                  ----------
   Section 10.9   Counterparts...................................................................................19
                  ------------
   Section 10.10  Entire Agreement...............................................................................19
                  ----------------
   Section 10.11  Amendments.....................................................................................20
                  ----------
   Section 10.12  Severability...................................................................................20
                  ------------
   Section 10.13  Binding Effect; No Third Party Beneficiaries...................................................20
                  --------------------------------------------
   Section 10.14  WAIVER OF JURY TRIAL...........................................................................20
                  --------------------


    SCHEDULES

    Schedule 2.1                                          Assets
    Schedule 2.3(a)                                       Assumed Liabilities of Purchaser
    Schedule 2.3(b)                                       Assumed Liabilities of GP3
    Schedule 2.3(c)                                       Assumed Liabilities of GP4
    Schedule 3.3                                          Consents
    Schedule 6.2                                          Terminating Contracts



                                      (ii)

                            ASSET PURCHASE AGREEMENT


       THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of July 1, 2001 by and among CRC Asset Acquisition LLC, a Michigan limited liability company (the "PURCHASER"), GP3 Asset Acquisition LLC, a Michigan single-member limited liability company owned by Purchaser ("GP3"), GP4 Asset Acquisition LLC, a Michigan single-member limited liability company owned by Purchaser ("GP4" and, together with GP3 and Purchaser, the "PURCHASER GROUP"), Captec Net Lease Realty, Inc. a Delaware corporation (the "SELLER") and Commercial Net Lease Realty, Inc., a Maryland corporation ("CNLR"), and, for the sole purpose of Sections 6.2 and 10.10 hereof, Patrick L. Beach (the "PURCHASER PRINCIPAL"). Immediately following the Effective Time of the Merger (as such terms are defined below), all references herein to "Seller" shall refer to CNLR, as the surviving corporation in the Merger.

                              W I T N E S S E T H:

       WHEREAS, the Seller has agreed to merge with and into CNLR pursuant to that certain Agreement and Plan of Merger dated as of the date hereof (the "MERGER AGREEMENT") between the Seller and CNLR pursuant to which CNLR shall be the surviving corporation (the "MERGER");

       WHEREAS, in connection with the Merger, Purchaser, Seller and CNLR have agreed that equity ownership interests in certain entities and certain other assets belonging to Seller as of the date hereof shall be sold to Purchaser;

       WHEREAS, the Seller desires to sell, and the Purchaser Group desires to purchase, such equity ownership interests and assets in accordance with the terms and conditions of this Agreement;

       WHEREAS, as the surviving corporation in the Merger, CNLR shall, by operation of law, succeed the Seller as the owner of all of Seller's assets and the obligor with respect to all of Seller's liabilities, each as of the effective time of the Merger under and pursuant to the laws of the States of Delaware and Maryland (the "EFFECTIVE TIME"); and

       WHEREAS, pursuant to the terms of the Merger Agreement, CNLR, as the surviving corporation, has agreed to assume all of Seller's rights and obligations under this Agreement immediately following the Effective Time.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:


                                   ARTICLE I
                                   DEFINITIONS

       Section 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the respective meanings specified below.

       "AFFILIATE" shall mean, with respect to any Person, any other Person that controls, is controlled by or is under common control with such first person. As used herein, the term "control" shall mean the possession, directly or indirectly or as trustee or as executor, of the power to direct or cause the direction of the management or policies of a Person whether through the ownership of stock or as a trustee or executor, by contract or credit arrangement or otherwise. In the case of an individual, the term Affiliate includes the spouse of such individual and any lineal descendants of such individual, including, without limitation, adopted children and step-children who are under the age of 21 or who are living with and are financially dependent on such individual.

       "AGREEMENT" shall have the meaning specified in the preamble to this Agreement.

       "ASSET PURCHASE PRICE" shall have the meaning specified in Section 2.4.

       "ASSETS" shall have the meaning specified in Section 2.1.

       "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean the Assignment and Assumption Agreement to be entered into by and between the Purchaser Group and the Seller in a reasonable form to be agreed upon by the parties hereto prior to Closing.

       "ASSUMED CONTRACTS" shall mean each of the Contracts identified on
Schedule 2.1.

       "ASSUMED LIABILITIES" shall have the meaning specified in Section 2.3.

       "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banks located in New York, New York shall be authorized or required by Law to close.

       "CASH PAYMENT" shall have the meaning set forth in Section 2.4.

       "CFCPIII" shall have the meaning specified in Section 2.1.

       "CFCPIII PARTNERSHIP AGREEMENT" shall have the meaning specified in
Section 2.1.

       "CFCP III & IV ASSETS" shall have the meaning specified in Section 9.1.

       "CFCP III & IV LIABILITIES" shall have the meaning specified in Section 9.1.

       "CFCPIV" shall have the meaning specified in Section 2.1.

       "CFCPIV PARTNERSHIP AGREEMENT" shall have the meaning specified in
Section 2.1.

       "CLOSING" shall have the meaning specified in Section 2.5.

       "CLOSING DATE" shall have the meaning specified in Section 2.5.



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       "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985,
as amended to date.

       "CONTAMINATION" means the presence of, or Release on, under, from or to the environment of any Hazardous Material, except the routine storage and use of Hazardous Material from time to time in the ordinary course of business, in compliance with Environmental Laws and with good commercial practice.

       "CNLR" shall have the meaning specified in the preamble to this Agreement.

       "CODE" shall mean the Internal Revenue Code of 1986, as amended.

       "CONSENT" shall mean any consent, waiver, approval, exemption, novation, permit or authorization of, notice to, or designation, registration, declaration or filing with, any Person.

       "CONTRACT" shall mean any written or oral contract, agreement, understanding, lease, license, note, plan, instrument, commitment, restriction, arrangement, obligation, undertaking, practice or authorization of any kind or character or other document to which a Person is a party, that is binding on such Person or its securities, assets or business.

       "EFFECTIVE TIME" shall have the meaning specified in the preamble to this Agreement.

       "ENVIRONMENTAL LAW" means any law, statute, regulation, order, decree, permit, authorization, code, ordinance, rule, policy, opinion, consent decree, judicial order, administrative order, agency requirement, or common law of any jurisdiction relating to: (A) the environment, human health or safety associated with the environment, or natural resources; (B) the handling, use, presence, disposal, Release of any Hazardous Materials; or (C) noise, odor, wetlands, pollution, Contamination or any injury or threat of injury to persons or property.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (and any sections of the Code amended by it) and all regulations promulgated thereunder.

       "GAAP" shall mean United States generally accepted accounting principles.

       "GOVERNMENTAL AUTHORITY" shall mean any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, and whether domestic or foreign.

       "GP3" shall have the meaning specified in the preamble of this Agreement.

       "GP4" shall have the meaning specified in the preamble of this Agreement.

       "HAZARDOUS MATERIAL" means: (A) any hazardous substance, pollutant or contaminant, as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sections 9601 et seq., or analogous state

Environmental Law; (B) any petroleum or petroleum product or by-product, asbestos or asbestos-containing material, urea-formaldehyde, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; and (C) any other substance which is the subject of regulatory action by any Governmental Authority pursuant to any Environmental Law.

       "LAW" shall mean any statute, law, rule, regulation, ordinance and other pronouncement having the effect of law of the United States, any foreign country or domestic or foreign state, country, city or other political subdivision of any Governmental Authority, each as in effect through the date hereof.

       "LIEN" shall mean any lien, restriction, encumbrance, mortgage, pledge, or security interest of whatsoever kind or nature.

       "LOAN AGREEMENT" shall have the meaning specified in Section 2.4.

       "MATERIAL ADVERSE EFFECT" shall mean any change or effect that is material and adverse to the Assets, taken as a whole; provided, however, that any matter adversely affecting the title to any individual asset included in the Assets shall be deemed to be material.

       "NOTE" shall have the meaning specified in Section 2.4.

       "PERMIT" shall mean any and all permits, licenses, authorizations, orders, Consents, certificates, registrations, franchises, accreditations or other approvals granted by any Governmental Authority.

       "PERMITTED LIENS" shall mean the following: (a) Liens for Taxes not delinquent or which are currently being contested in good faith by appropriate proceedings; provided that, in the latter case, the Seller or one of its subsidiaries shall have set aside on its books adequate reserves with respect thereto; (b) mechanics' and materialmen's Liens not filed of record and similar charges not delinquent or which are filed of record but are being contested in good faith by appropriate proceedings; provided that, the Seller or one of its subsidiaries shall have set aside on its books adequate reserves with respect thereto; (c) Liens in respect of judgments or awards with respect to which the Seller or one of its subsidiaries shall in good faith currently be prosecuting an appeal or other proceeding for review and with respect to which the Seller or such subsidiary shall have secured a stay of execution pending such appeal or such proceeding for review; provided that, the Seller or such subsidiary shall have set aside on its books adequate reserves with respect thereto; (d) easements, leases, reservations or other rights of others in, or minor defects and irregularities in title to, property or assets of the Seller or any of its subsidiaries; provided that, such easements, leases, reservations, rights defects or irregularities do not materially impair the use of such property or assets for the purposes for which they are held; (e) any restrictions in the Assumed Contracts or in the constituent documents of any Person in which equity ownership interests constitute Assets; and (f) the Liens described on Schedule 1.1.

       "PERSON" shall mean any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization, government or other entity.

       "PURCHASE PRICE" shall have the meaning specified in Section 2.4.

       "PURCHASER" shall have the meaning specified in the preamble to this Agreement.

       "PURCHASER GROUP" shall have the meaning specified in the preamble to this Agreement.

       "PURCHASER PRINCIPAL" shall have the meaning specified in the preamble to this Agreement.

       "PURCHASER'S KNOWLEDGE" shall mean the actual knowledge, without investigation, of those Persons who are officers or directors of the Purchaser at the time of execution of this Agreement; provided, that "Purchaser's Knowledge" shall also be deemed to include all information actually known by the Purchaser Principal.

       "RELEASE" means mean the spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping or any other release or threatened release and whether intentional or unintentional, of any Hazardous Material.

       "SELLER" shall have the meaning specified in the preamble to this Agreement.

       "SELLER'S KNOWLEDGE" shall mean the actual knowledge, without investigation, of the Seller; provided, however, "Seller's Knowledge" shall be deemed not to include any information within Purchaser's Knowledge.

       "SHARES" shall mean those Assets that represent equity ownership interests of the Seller in any Person.

       "TAX RETURN" shall mean any return, report or statement required to be filed with any Governmental Authority with respect to Taxes.

       "TAXES" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, ad valorem, occupation, employment, payroll, premium, property, excise, severance, gross receipts, alternative or add-on minimum tax, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

       "TERMINATING CONTRACTS" shall mean each of the Contracts identified on
Schedule 6.2.

       "TRANSFER TAXES" shall have the meaning specified in Section 10.2.

       Section 1.2 Interpretation. Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires and, as used herein, unless the context otherwise requires, the words "hereof," "herein" and "hereunder," and words of similar import, shall refer to this Agreement as a whole and not to any particular provisions hereof. The term "including" shall be deemed to mean "including, without limitation." Accounting terms used herein shall have the meanings given to them by GAAP applied historically on a consistent basis by the Person to which they relate. This Agreement is among financially sophisticated and knowledgeable parties and is entered into by the parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party who prepared, or caused the preparation of, this Agreement or the relative bargaining power of the parties.


                                   ARTICLE II
                               PURCHASE OF ASSETS

       Section 2.1 Purchase and Sale of Assets. Subject to the terms and conditions set forth in this Agreement, the Purchaser Group agrees to purchase from the Seller on the Closing Date, and the Seller agrees to sell, assign, transfer and deliver to the Purchaser Group on the Closing Date, all right, title and interest in and to those certain assets and the Assumed Contracts set forth on Schedule 2.1, free and clear of all Liens except for Permitted Liens (collectively, the "ASSETS"). All of the Assets shall be sold, assigned, transferred and delivered to Purchaser, except that (1) all of Seller's rights and interests in, to and under (x) that certain general partner interest in Captec Franchise Capital Partners, L.P., III, a Delaware limited partnership ("CFCPIII") and (y) the Agreement of Limited Partnership of CFCPIII, as amended to date (the "CFCPIII PARTNERSHIP AGREEMENT"), shall be sold, assigned, transferred and delivered to GP3, and (2) all of Seller's rights and interests in, to and under (x) that certain general partner interest in Captec Franchise Capital Partners, L.P., IV, a Delaware limited partnership ("CFCPIV") and (y) the Amended and Restated Agreement of Limited Partnership of CFCPIV, as amended to date (the "CFCPIV PARTNERSHIP AGREEMENT"), shall be sold, assigned, transferred and delivered to GP4.

       Section 2.2 Non-Assumption of Liabilities. Except as otherwise provided in Section 2.3, this Agreement is intended as, and shall be deemed to be, an agreement for the sale and purchase of assets and none of the provisions hereof shall be deemed to create any obligation or liability of the Purchaser Group or Purchaser Principal to any Person that is not a party to this Agreement, whether under a third-party beneficiary theory, successor liability theory or otherwise. Except as otherwise provided in Section 2.3, the Purchaser Group shall not, as a result of the execution and consummation of this Agreement, assume, discharge or become liable for any of the liabilities, contracts or other commitments of Seller of any kind or nature whatsoever, known or unknown, fixed, approved, contingent or otherwise, existing on the Closing Date or arising out of any transaction entered into, or any state of facts existing, prior to, at or subsequent to the Closing Date, including; (i) any liabilities relating to the transactions contemplated by this Agreement, (ii) any liabilities arising out of services provided by Seller which are not related to the operation and ownership of the Assets, (iii) any employee-related liabilities of Seller, including liabilities for severance pay, insurance, payroll taxes, health and welfare or employment benefits or any obligation for unfunded liability arising from collective bargaining agreements, pension or other employee benefit plans, or any obligations arising under COBRA, (iv) any liabilities for Taxes not related to the operation and ownership of the Assets, and (iii) any liabilities imposed upon the Purchaser Group as transferee of the Assets.

       Section 2.3      Agreement to Assume. Notwithstanding any provision in
Section 2.2 to the contrary, on the terms and subject to the conditions contained in this Agreement, and assuming that the representations and warranties made by Seller in this Agreement are true and complete in all material respects as of the date or dates given, the Purchaser shall assume and agree to discharge and perform the liabilities and obligations of Seller on
Schedule 2.3(a) attached hereto; GP3 shall assume and agree to discharge and perform the liabilities and obligations of Seller on Schedule 2.3(b) attached hereto; and GP4 shall assume and agree to discharge and perform the liabilities and obligations of Seller on Schedule 2.3(c) attached hereto (the liabilities and obligations of Seller described on Schedules 2.3(a), (b) and (c) are referred to herein collectively as the "ASSUMED LIABILITIES").

       Section 2.4 Purchase Consideration. In full consideration for the sale by the Seller of the Assets to the Purchaser Group on the Closing Date, subject to the terms and conditions set forth herein, the Purchaser shall (1) assume and discharge when due all of the Assumed Liabilities, (2) pay to the Seller in cash the sum of Seven Hundred Fifty Thousand Dollars ($750,000) (the "CASH PAYMENT") and (3) execute a Promissory Note in favor of CNLR in the principal amount of Six Million Seven Hundred Fifty Thousand Dollars ($6,750,000) (the "NOTE") pursuant to the terms of the Loan Agreement among the Purchaser Group and CNLR (the "LOAN AGREEMENT"). Items (2) and (3) above are referred to herein as the "ASSET PURCHASE PRICE." The "PURCHASE PRICE" shall be the sum of the Asset Purchase Price and the amount of the Assumed Liabilities as of the Closing Date, determined in accordance with GAAP. At the Closing, the Purchaser Group shall assume the Assumed Liabilities, deliver a duly executed Note and deliver the Cash Payment to the Seller by wire transfer of immediately available funds to an account or accounts designated by the Seller prior to the Closing Date.

       Section 2.5 Closing. Subject to Article IX, the closing of the purchase and sale referred to in Section 2.1 (the "CLOSING") shall take place immediately after the closing of the Merger, or such time as the conditions set forth in Article VII shall have either been satisfied or waived (the "CLOSING DATE") at the offices of counsel to the Seller, unless another date, place or time is agreed to in writing by the Purchaser and the Seller.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

       EXCEPT AS SET FORTH IN THIS AGREEMENT, THE SELLER MAKES NO EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE ASSETS. THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXPRESSLY DISCLAIMED; AND, EXCEPT TO THE

EXTENT OTHERWISE PROVIDED HEREIN, THE ASSETS ARE BEING SOLD "AS IS, WHERE IS" AND WITH ALL FAULTS.

       Except to the extent set forth in the Schedules to this Agreement, the Seller represents and warrants to the Purchaser Group and CNLR that the following are true, correct and complete in all respects as of the date hereof and as of the Closing Date (except to the extent that by its express terms any representation or warranty is made and given solely as of a particular date):

       Section 3.1 Ownership of Assets. The Seller is the owner of the Assets, free and clear of all Liens, other than Permitted Liens. At the Closing, the Seller will transfer to, and confirm and vest in, the Purchaser Group good, valid and complete title to the Assets, free and clear of all Liens other than Permitted Liens.

       Section 3.2 Organization; Good Standing; Authorization; Validity of Agreement. The Seller is a duly organized and validly existing corporation in good standing under the laws of the its jurisdiction of incorporation. The Seller has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Seller and, assuming the due execution and delivery of this Agreement by each of the Purchaser, GP3, GP4 and CNLR, is the Seller's valid and binding obligation, enforceable against the Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

       Section 3.3 Consents and Approvals; No Violations. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby will not: (a) violate any provision of the certificate of incorporation or by-laws of the Seller; (b) violate any statute, rule, regulation, order or decree of any Governmental Authority by which the Seller or any of its properties or assets are bound; (c) except as set forth on Schedule 3.3, require any Consent of, or the giving of any notice to, any Governmental Authority or any other Person; or (d) except for any breaches or violations caused by or resulting from the failure to obtain any of the Consents described on Schedule 3.3, result in a violation or breach of, or constitute a default under, any Permit, agreement or instrument to which the Seller is a party or by which any of its properties or assets are bound.

       Section 3.4 Broker's or Finder's Fees. To the Seller's Knowledge, no agent, broker, investment banker, financial advisor or other firm or Person acting on behalf of the Seller is, or will be, entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with any of the transactions contemplated by this Agreement, other than such fees or commissions that may be due and payable in connection with the Merger, as more fully referred to in the Merger Agreement.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

       Except to the extent set forth in the Schedules to this Agreement, the Purchaser Group represents and warrants to the Seller and CNLR that the following are true and correct in all respects:

       Section 4.1 Equity Ownership. Purchaser Principal is the sole member of Purchaser.

       Section 4.2 Organization; Good Standing; Authorization; Validity of Agreement. Each of the Purchaser, GP3 and GP4, is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Purchaser, GP3 and GP4 has requisite limited liability company power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized and approved by each of the Purchaser, GP3 and GP4 and, assuming the due execution and delivery of this Agreement by the Seller and CNLR, is a valid and binding obligation of each of the Purchaser, GP3 and GP4 enforceable against each of them in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

       Section 4.3 Consents and Approvals; No Violations. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser Group of the transactions contemplated hereby will not: (a) violate any provision of the constituent or governing documents of the Purchaser Group;
(b) violate any statute, rule, regulation, order or decree of any Governmental Authority by which the Purchaser Group is bound or by which any of its properties or assets are bound; (c) except as set forth on Schedule 3.3, require any Consent of, or the giving of any notice to, any Governmental Authority or any other Person; or (d) result in a violation or breach of, or constitute a default under, any Permit, agreement or instrument to which the Purchaser Group or any of them is a party or by which the Purchaser Group or any of its properties or assets are bound.

       Section 4.4 Purchase for Investment. The Purchaser Group is acquiring the Shares for its own account for investment and not with a view toward any resale or distribution thereof. The Purchaser Group acknowledges that the Shares have not been registered under applicable federal and state securities laws in reliance upon exemptions from the registration requirements of such laws. The Purchaser Group acknowledges that it may be required to hold the Shares indefinitely unless subsequently registered under applicable federal and state securities laws, or unless an exemption from registration is otherwise available. The Purchaser Group understands that at the time it wishes to sell any of the Shares, if ever, there may be no public market or private market in which to make a sale, there may be no public market valuation criteria available and it may not have the right to require the issuer thereof to register the Shares, all of which may severely limit the Purchaser Group's ability to sell the Shares for what it would consider to be a fair price.

       Section 4.5 Knowledge. The Purchaser Group acknowledges and agrees that it is fully knowledgeable regarding the Assets and has not relied on Seller's representations and warranties in its decision to invest in the Assets. The Purchaser Group further represents and warrants that, to the Purchaser's Knowledge, there are no inaccuracies or breaches in the Seller's representations and warranties set forth in this Agreement.

       Section 4.6 No Implied Warranties. The Purchaser Group acknowledges and agrees that the Assets are being acquired by the Purchaser Group "AS IS, WHERE IS" and with all faults (but free and clear of Liens other than Permitted Liens) and that the Seller is not making, nor has made, any representation or warranty of any kind, express or implied, to the Purchaser except to the extent specifically provided in Article III of this Agreement. Without limiting the generality of the foregoing, and notwithstanding any other provision of this Agreement, the Seller makes no representation or warranty to the Purchaser Group regarding: (a) any information or documents made available to the Purchaser Group or its counsel, accountants or advisors with respect to the Assets or (b) the value of the Assets.

       Section 4.7 Broker's or Finder's Fees. No agent, broker, investment banker, financial advisor or other firm or Person acting on behalf of the Purchaser Group or any of them is, or will be, entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF CNLR

       CNLR represents and warrants to the Seller and the Purchaser Group that the following are true, correct and complete in all respects as of the date hereof and as of the Closing Date (except to the extent that by its express terms any representation or warranty is made and given solely as of a particular date):

       Section 5.1 Organization; Good Standing; Authorization; Validity of Agreement. CNLR is a duly organized and validly existing corporation in good standing under the laws of the State of Maryland. CNLR has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by CNLR and, assuming the due execution and delivery of this Agreement by each of the Purchaser, GP3, GP4 and the Seller, is CNLR's valid and binding obligation, enforceable against the Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

       Section 5.2 Consents and Approvals; No Violations. The execution, delivery and performance of this Agreement by CNLR and the consummation by CNLR of the transactions contemplated hereby will not: (a) violate any provision of the articles of incorporation or by-laws of CNLR; (b) violate any statute, rule, regulation, order or decree of any Governmental Authority by which CNLR or any of its properties or assets are bound; (c) except as set forth on Schedule 3.3, require any Consent of, or the giving of any notice to, any Governmental Authority or any other Person; or (d) except for any breaches or violations caused by or resulting from the failure to obtain any of the Consents described on Schedule 3.3, result in a violation or breach of, or constitute a default under, any Permit, agreement or instrument to which CNLR is a party or by which any of its properties or assets are bound.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

       Section 6.1 Conduct of Business of the Seller. During the period from the date of this Agreement to the Closing Date, the Seller will conduct its operations relating to the Assets according to its ordinary and usual course of business, consistent with past practices, including, but not limited to, the timing and nature of dividends and distributions, and in material compliance with its agreements, contracts and commitments and applicable Law.

       Section 6.2 Consents and Terminations. The Purchaser Group and the Seller shall use their commercially reasonable best efforts (a) to obtain all Consents required in connection with the consummation of the transactions contemplated by this Agreement, including all Consents required to sell the Assets to the Purchaser Group and for the Purchaser Group to assume the Assumed Contracts, and (b) to effect the termination of the Terminating Contracts listed on Schedule 6.2 on terms reasonably acceptable to the Seller. The Purchaser Principal, as sole voting stockholder of Family Realty, Inc. and Family Realty II, Inc., and as an officer and director of Captec Net Lease Realty Advisors, Inc., acknowledges and agrees that he shall execute (or cause to be executed), on behalf of Family Realty, Inc., Family Realty II, Inc. and Captec Net Lease Realty Advisors, Inc., any and all documents necessary to effect the termination of the Terminating Contract listed as Items 5 through 10 of Schedule 6.2. The Purchaser Group and the Seller will provide prompt notification to each other, as well as to CNLR, when any Consent is obtained and will advise each other and CNLR of any communications (and, unless precluded by Law or by the terms of any Contracts to which Seller is a party or by which Seller or any of the Assets are otherwise subject, bound or affected, provide copies of any such communications that are in writing) with any Governmental Authority or other Person regarding any of the transactions contemplated by this Agreement. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its commercially reasonable efforts to take, or cause to be taken, all appropriate actions or do, or cause to be done, all things necessary, proper or appropriate to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the parties obligations hereunder.

       Section 6.3 Notification of Certain Matters. Each of the parties to this Agreement shall promptly notify the other parties to this Agreement of (a) the occurrence or non-occurrence of any fact or event which would be reasonably likely (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (ii) to cause any covenant, condition, obligation or agreement hereunder not to be complied with or satisfied in all material respects and (b) any failure of any party to this Agreement to comply with or satisfy any covenant, condition, obligation or agreement to be complied with or satisfied by it hereunder in any material respect.

       Section 6.4 Access to Information. Subject to applicable Law and any specific restrictions set forth in Contracts to which the Seller is a party or is bound, from the date of this Agreement until the Closing, the Seller will give the Purchaser Group reasonable access to the books and records of the Seller relating to the Assets during normal business hours and upon reasonable prior notice; provided, however, that such access shall not unreasonably interfere with normal operations of the Seller.

       Section 6.5 Indemnification by the Purchaser Group. The Purchaser Group shall indemnify and hold harmless the Seller and its officers, directors, Affiliates, agents and assigns, and any successors thereto, against, and in respect of, any and all damages, claims, losses, liabilities, costs and expenses, including, without limitation, reasonable legal, consulting, accounting and other expenses incurred or suffered as a result of, arising out of or in connection with the Purchaser Group's failure to perform any obligations required to be performed by the Purchaser Group in connection with any Assumed Liability or to promptly pay when due any liability included in the Assumed Liabilities. The Purchaser Group's indemnification obligations under and pursuant to the terms of this Section 6.5 shall terminate on the sixth anniversary of the Closing Date.

       Section 6.6 Post-Merger Action. CNLR covenants that, during the period from the Effective Time through the Closing, CNLR shall take no action, nor cause any action to be taken that (i) will cause or result in, or may reasonably be anticipated to cause or result in, any of the representations or warranties set forth in Article III hereof to be untrue, inaccurate or incomplete or (ii) except in accordance with Section 6.1 hereof, otherwise alter or affect the Assets or Assumed Liabilities in any manner whatsoever.

                                  ARTICLE VII
                    CLOSING CONDITIONS AND CLOSING DELIVERIES

       Section 7.1 Conditions to the Purchaser Group's Obligations. Subject to Article IX, the obligation of the Purchaser Group to purchase the Assets and otherwise to effect the transactions contemplated by this Agreement on the Closing Date are conditioned upon satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

              (a) Representations and Warranties. The representations and warranties of the Seller contained in Section 3.1 of this Agreement shall be true and correct at the Closing with the same effect as though such representations and warranties had been made on and as of such time, except where the failure to be true and correct would not have a Material Adverse Effect.

              (b) Performance of Agreements. All of the agreements, obligations and covenants of the Seller to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects.

              (c) Closing Documents. The Purchaser Group shall have received all reports, agreements, certificates, instruments and other documents required to be delivered by the Seller on the Closing Date pursuant to Section 7.3, and the form and substance of all such reports, agreements, certificates, instruments and other documents shall be reasonably satisfactory to the Purchaser.

              (d) Absence of Orders; Actions. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Authority that prohibits or materially restricts the transactions contemplated by this Agreement. No Action before any court or any other Governmental Authority shall have been commenced and be continuing, and no investigation by any Governmental Authority shall have been commenced and be continuing, seeking to restrain, prevent or challenge the transactions contemplated hereby.

              (e)       Consents. All Consents that are disclosed on
Schedule 3.3 shall have been received.


              (f)       Merger. The Effective Time shall have occurred.

              (g) Terminating Contracts. Each of the Terminating Contracts shall have been terminated.

       Section 7.2      Conditions to the Seller's Obligations. Subject to
Article IX, the obligations of the Seller to effect the transactions contemplated by this Agreement on the Closing Date are conditioned upon satisfaction or waiver, at or prior to the Closing, of the following conditions:

              (a) Representations and Warranties. The representations and warranties of the Purchaser Group contained in this Agreement shall be true and correct in all material respects at the Closing with the same effect as though such representations and warranties had been made on and as of such time.

              (b) Performance of Agreements. All of the agreements, obligations and covenants of the Purchaser Group to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects.

              (c)       Consents. All Consents that are disclosed on
Schedule 3.3 shall have been received.


              (d) Absence of Orders; Actions. No Law or order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Authority that prohibits or materially restricts the transactions contemplated by this Agreement. No Action before any court or any other Governmental Authority shall have been commenced and be continuing, and no investigation by any Governmental Authority shall have been commenced and be continuing, seeking to restrain, prevent or challenge the transactions contemplated hereby.

              (e)       Merger. The Effective Time shall have occurred.

              (f) Terminating Contracts. Each of the Terminating Contracts shall have been terminated.

       Section 7.3 Deliveries by the Seller. At or prior to the Closing, the Seller shall deliver or cause to be delivered to the Purchaser Group:

              (a) for those Assets by which the Seller's equity ownership interest therein is evidenced by share certificates, such share certificates duly endorsed (or accompanied by duly executed stock powers) for transfer to an appropriate member of the Purchaser Group;

              (b)       the duly executed Assignment and Assumption Agreement;
and

              (c) such other instruments and documents as are required by any other provisions of this Agreement to be delivered on the Closing Date by the Seller to the Purchaser Group.

       Section 7.4 Deliveries by the Purchaser Group. At or prior to the Closing, the Purchaser Group shall deliver or cause to be delivered to the
Seller:

              (a)       the Cash Payment in accordance with Section 2.4 hereof;

              (b) a duly executed Note in accordance with Section 2.4 hereof;

              (c)       the duly executed Assignment and Assumption Agreement;
and

              (d) such other instruments and documents as are required by any other provisions of this Agreement or any agreement executed in connection herewith to be delivered on the Closing Date by the Purchaser Group to the Seller.

                                  ARTICLE VIII
                                   TERMINATION

       Section 8.1 Termination. Subject to Article IX, this Agreement may be terminated at any time prior to the Closing:

              (a) by the mutual written consent of the Purchaser Group and the Seller;

              (b) by either the Purchaser Group or the Seller if the Merger Agreement is terminated;

              (c) by the Purchaser Group, if there has been a material breach by the Seller of the representations and warranties made in Section 3.1 of this Agreement, which has prevented or is reasonably likely to prevent the satisfaction of the condition to the obligations of the Purchaser Group contained in Section 7.1 hereof at the Closing and such violation or breach has not been waived by the Purchaser Group or cured by Seller within the earlier of thirty (30) days after written notice thereof from the Purchaser Group or the Closing Date;

              (d) by the Seller, if there has been a material breach by the Purchaser Group of any representation, warranty, agreement, obligation or covenant under this Agreement, in each case which has prevented or is reasonably likely to prevent the satisfaction of any condition to the obligations of the Seller at the Closing and such violation or breach has not been waived by the Seller or cured by the Purchaser within the earlier of thirty (30) days after written notice thereof from the Seller or the Closing Date; or

              (e) by either the Purchaser Group or the Seller if a Governmental Authority of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or otherwise altering the terms of any of the foregoing in any material respect.

       Section 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, by the Purchaser Group, on the one hand, or the Seller, on the other hand, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which termination is made, and this Agreement shall become void and there shall by no liability or obligation on the part of the Seller or the Purchaser Group (other than pursuant to Sections 10.3 and 10.7, which shall continue in full force and effect); provided, however, that no party shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (i) willful failure of such party to have performed its obligations hereunder or (ii) any knowing misrepresentation made by such party of any matter set forth herein, and the provisions of Sections 10.3 and 10.7 shall remain in full force and effect and survive any termination of the Agreement.

                                   ARTICLE IX
          ADDITIONAL AGREEMENTS RELATED TO CFCP III AND CFCP IV LIMITED
                                PARTNER CONSENTS

       Section 9.1 Failure to Obtain Certain Consents. Notwithstanding anything else contained in this Agreement, the parties hereto acknowledge and agree that the failure to obtain the Consents set forth in Items 1 and 2 of
Schedule 3.3 shall not be deemed a failure to meet the conditions to Closing set forth in Sections 7.1(e) and 7.2(c), provided that the Purchaser Group and Seller shall have complied with Section 6.2 hereof. In the event that such Consents are not obtained prior to the date that all other conditions to Closing are satisfied, the following provisions shall take effect:

              (a) The parties hereto shall consummate the Closing in accordance with the terms of this Agreement, with the following modifications:

              (i) the Purchaser Group shall purchase all of the Assets, provided that GP3 shall not be required to purchase the Assets listed under Items 5 and 7C on Schedule 2.1, and GP4 shall not be required to purchase the Assets listed under Items 6 and 7D on Schedule 2.1 (the "CFCP III & IV ASSETS");

              (ii) the Purchaser Group shall assume the Assumed Liabilities, provided that GP3 and GP4 shall not be required to assume the Assumed

       Liabilities listed on Schedules 2.3(b) and 2.3(c), respectively (the "CFCP III & IV LIABILITIES"); and

              (iii)     the Purchase Price shall not be modified or reduced.

              (b) If the Closing occurs pursuant to Section 9.1(a), effective as of the Effective Time and subject to Sections 9.3 and 9.4, CNLR and the Purchaser Group, on terms mutually agreeable to CNLR and the Purchaser Group, shall do the following:

              (i) CNLR shall assign to Purchaser Group all of the economic benefits of ownership of the CFCP III & IV Assets;

              (ii) Purchaser Group shall assume all of the CNLR's obligations, responsibilities and duties as managing general partner to the fullest extent permissible under the terms of the CFCPIII Partnership Agreement and the CFCPIV Partnership Agreement; and

              (iii) the Purchaser Group shall indemnify and hold harmless CNLR and its officers, directors, Affiliates, agents and assigns, and any successors thereto, against, and in respect of, any and all damages, claims, losses, liabilities, costs and expenses, including, without limitation, reasonable legal, consulting, accounting and other expenses incurred or suffered as a result of, arising out of or in connection with CNLR's ownership of the CFCP III & IV Assets following the Closing or to promptly pay when due any liability included in the CFCP III & IV Liabilities, provided, that the Purchaser Group shall not be liable for any and all damages, claims, losses, liabilities, costs and expenses incurred or suffered as a result of the willful misconduct or gross negligence of CNLR, as managing general partner of CFCPIII and CFCPIV.

       Section 9.2 Post-Closing Costs and Expenses. In the event that Closing occurs pursuant to Section 9.1, the Purchaser Group and the Seller shall continue to use their commercially reasonable best efforts to obtain the Consents set forth in Items 1 and 2 of Schedule 3.3. In addition, Purchaser Group acknowledges and agrees that it shall be responsible for all costs and expenses either (i) incurred following the Closing by CNLR, on behalf of itself and as General Partner of CFCPIII and CFCPIV, or (ii) incurred or reimbursed following the Closing by CFCPIII or CFCPIV, in connection with obtaining the Consents set forth in Items 1 and 2 of Schedule 3.3 (including, but not limited to, all reasonable attorney's and accountant's fees and expenses).

       Section 9.3 Closing of Sale of CFCP III & IV Assets and Assumption of CFCP III & IV Liabilities. Subject to Section 9.4, as soon as practicable after either of the Consents set forth in Items 1 and 2 of Schedule 3.3 are obtained, the Purchaser Group and CNLR shall consummate the closing of the sale of the CFCP III & IV Assets, as the case may be, and the assumption of the CFCP III & IV Liabilities, as the case may be.

       Section 9.4 Termination of Agreement; Effect of Termination. In the event that the Consents set forth in Items 1 and 2 of Schedule 3.3 shall have not been obtained by the date that is two (2) years after the Closing Date for the Assets other than the CFCP III & IV Assets, CNLR shall have the option to terminate the Agreement, provided that such termination shall in no way affect the effectiveness of either (i) the transactions which closed on the Closing Date or (ii) any closing pursuant to Section 9.3 with respect to either of CFCPIII or CFCPIV. Upon such termination, CNLR may, at its sole option, elect not to continue complying with
Section 9.1(b)(i) hereof with respect to any Assets owned by it at the time of termination by delivering written notice to the Purchaser Group. Upon delivery of such notice, the Purchaser Group shall no longer have any obligations to CNLR pursuant to Section 9.1(b)(ii) hereof.

                                   ARTICLE X
                                  MISCELLANEOUS

       Section 10.1 Expiration of Representations; Survival of Covenants. All representations and warranties of the Seller and the Purchaser Group set forth in this Agreement shall terminate and expire, and shall cease to be of any force or effect, at the Closing, and all liability of the Seller and the Purchaser Group with respect to such representations and warranties shall thereupon be extinguished with respect to such parties and their directors, officers, employees, successors, assigns, lenders and agents; provided, however, that the representations and warranties of Seller set forth in Section 3.1 and
3.2 hereof shall survive the Closing and be effective and enforceable in perpetuity. All covenants and agreements set forth in this Agreement shall survive until fully performed.

       Section 10.2 Transfer Taxes. All stamp, transfer, documentary, sales and use, registration and other Taxes and fees (including any penalties and interest) incurred in connection with this Agreement or any of the transactions contemplated hereby (collectively, the "TRANSFER TAXES") shall be paid by the Purchaser Group, and the Purchaser Group shall, at its own expense, procure any stock transfer stamps required by, and file on a timely basis all necessary Tax Returns and other documentation with respect to, any Transfer Tax and provide to the Seller evidence of payment of all Transfer Taxes. If required by applicable Law, the Seller will join in the execution of any such Tax Returns.

       Section 10.3 Expenses. Except as provided in Sections 5.5, 9.2 and 10.2, the parties hereto shall pay their own expenses relating to the transactions contemplated by this Agreement, including the fees and expenses of their respective counsel and financial advisers.

       Section 10.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS RULES OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

       Section 10.5 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

       Section 10.6 Notices. All notices, consents, requests, instructions, approvals, and other communications provided for herein shall be validly given, made, or served if in writing and (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent by nationally recognized overnight courier delivery service, receipt acknowledged, fees prepaid, or (c) transmitted by facsimile transmission to the telephone numbers set forth below and addressed to:

                  If to the Seller:       Captec Net Lease Realty, Inc.
                                          24 Frank Lloyd Wright Drive
                                          Lobby L, 4th Floor
                                          Ann Arbor, MI  48106
                                          Facsimile:  (734) 994-1376
                                          Attention: W. Ross Martin

                  With copies to:         Morris, Nichols, Arsht & Tunnell
                                          1201 N. Market Street
                                          Wilmington, DE  19801
                                          Facsimile:  (302) 425-3018
                                          Attention: Andrew M. Johnston, Esq.

                                          and

                                          Baker & Hostetler LLP
                                          Suite 1100
                                          1050 Connecticut Avenue NW
                                          Washington, DC  20036
                                          Facsimile:  (202) 861-1683
                                          Attention:  William Conti, Esq.


                  If to CNLR:             Commercial Net Lease Realty, Inc.
                                          450 S. Orange Avenue, Suite 900
                                          Orlando, FL  32801
                                          Facsimile:  (407) 843-4444
                                          Attention:  Julian E. Whitehurst, Esq.

                  With copies to:         Shaw Pittman
                                          2300 N Street, N.W.
                                          Washington, D.C. 20037
                                          Facsimile:  (202) 663-8007
                                          Attention:  John M. McDonald, Esq.

                  If to the Purchaser, GP3, GP4 or the Purchaser Principal:

                                           24 Frank Lloyd Wright Drive
                                           Lobby L, 4th Floor
                                           Ann Arbor, MI  48106
                                           Facsimile: (734) 994-1376
                                           Attention: Patrick l. Beach

                  With copies to:          Shumaker, Loop & Kendrick, LLP
                                           North Courthouse Square
                                           1000 Jackson
                                           Toledo, OH  43624-1573
                                           Facsimile: (419) 241-6894
                                           Attention:  James F. White, Jr., Esq.
                                                       James I. Rothschild, Esq.

or such other address, facsimile telephone number, or person as shall be designed in writing by like notice given by any party hereto to all other parties hereto. All such notices, consents, requests, instructions, approvals, and other communications provided for herein shall be deemed to have been validly given, made, or served one day after being sent, if sent by overnight courier; when delivered and receipted for, if sent by facsimile transmission; or when receipted for (or upon the date of attempted deliver where delivery is refused or unclaimed), if sent by certified or registered mail, return receipt requested.

       Section 10.7 Public Announcements. The Purchaser Group and the Seller shall each use its reasonable efforts to consult with the other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to using such efforts, except as may be required by law, fiduciary duty or the applicable rules of the New York Stock Exchange or the NASDAQ National Market.

       Section 10.8 Assignment. Neither the Purchaser Group nor the Seller may transfer or assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other; provided, however that the parties acknowledge and agree that Seller may, by operation of law, transfer or assign its rights and obligations hereunder to CNLR at the Effective Time.

       Section 10.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

       Section 10.10 Entire Agreement. This Agreement, including the other documents referred to herein and therein which form a part hereof and thereof, and the Letter Agreement dated as of the date hereof between CNLR and the Purchaser Principal, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

       Section 10.11 Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party or parties waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of any party of any such right, power or privilege, and no single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

       Section 10.12 Severability. In the event that any provision of this Agreement is held to be unenforceable or invalid in any jurisdiction, such holding shall not invalidate the remaining provisions hereof, and this Agreement shall remain enforceable to the fullest extent permitted by law, and the invalidity or unenforceability of any provision hereof in any one jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

       Section 10.13 Binding Effect; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns; provided, however, that nothing in this Agreement be construed to benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto or their respective successors and permitted assigns.

       Section 10.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.



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


       IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.


PURCHASER:                            SELLER:


CRC ASSET ACQUISITION LLC             CAPTEC NET LEASE REALTY, INC.

By: /s/ PATRICK L. BEACH              By: /s/ W. ROSS MARTIN
   --------------------------------      ---------------------------------------
     Name:  Patrick l. Beach             Name: W. Ross Martin
     Title:  Managing Member                  ----------------------------------
                                         Title: Executive Vice President
                                               ---------------------------------


GP3 ASSET ACQUISITION LLC             CNLR:


By:  CRC Asset Acquisition LLC, its   COMMERCIAL NET LEASE REALTY, INC.
     sole member
                                      By: /s/ GARY M. RALSTON
                                         ---------------------------------------
By: /s/ PATRICK L. BEACH              Name: Gary M. Ralston
   -------------------------------    Title: President
   Name: Patrick L. Beach
   Title: Managing Member


GP4 ASSET ACQUISITION LLC

By:  CRC Asset Acquisition LLC, its sole member

By: /s/ PATRICK L. BEACH
   -----------------------------------
   Name:  Patrick L. Beach
   Title:  Managing Member


PURCHASER PRINCIPAL:

/s/ PATRICK L. BEACH
------------------------------
Patrick L. Beach






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